EXHIBIT 99.1

INNOVIVA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 20, 2022, Innoviva TRC Holdings LLC (the “Seller”), a Delaware limited liability company and wholly-owned subsidiary of Innoviva, Inc. (the “Company”), completed the sale (the “Sale”) contemplated by the Equity Purchase Agreement (the “Purchase Agreement”) dated July 13, 2022, by and among the Company, the Seller and Royalty Pharma Investments 2019 ICAV (the “Buyer”), pursuant to which Seller agreed to sell its 750 Class A Units and 750 Class C Units of Theravance Respiratory Company, LLC (“TRC”) (the “Seller Equity”), representing all of the Seller’s 15% ownership in TRC, to the Buyer for an upfront cash payment of $281.9 million and a $50 million contingent sales-based milestone payment, on the terms and conditions set forth in the Purchase Agreement. Prior to the Sale, the Seller consolidated TRC under the variable interest model. The $281.9 million upfront cash payment consisted of: (i) $277.5 million paid by Buyer for the Seller Equity and (ii) $4.4 million cash distribution by TRC for the Seller’s portion of TRC’s cash balance prior to the Sale.

The Sale constitutes a significant disposition for the Company for purposes of Item 2.01 of Current Report on Form 8-K. As a result, the following unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2022 and for the year ended December 31, 2021 are presented as if the Sale had occurred on January 1, 2021. The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 is presented as if the Sale had occurred on June 30, 2022.

The Sale was not contemplated as of June 30, 2022 and was not approved by the Seller’s Board of Directors until July 2022. The assets and liabilities associated with the Sale are not reflected as discontinued operations on the Company’s condensed consolidated statements of income and the condensed consolidated balance sheet.

The unaudited condensed consolidated pro forma financial statements are based on the historical financial statements prepared in accordance with U.S. generally accepted accounting principles and are presented based on information currently available. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Sale and related events occurred on the dates indicated, or to project the Company’s financial performance for any future period.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission on May 20, 2020, and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma condensed consolidated financial information; (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and (iii) the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2022.

INNOVIVA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2022

(In thousands)

	Historical	Transaction Accounting Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$283,580	$245,261	(a)	$474,957
		(11,469)	(b)
		(42,415)	(c)
Related party receivables from collaborative arrangements	111,676	(42,719)	(d)	68,957
Prepaid expenses	3,953	—		3,953
Other current assets	1,119	—		1,119
Total current assets	400,328	148,658		548,986
Property and equipment, net	176	—		176
Equity and long-term investments	494,097	—		494,097
Capitalized fees paid to a related party, net	104,518	—		104,518
Right-of-use assets	3,545	—		3,545
Goodwill	5,544	—		5,544
Intangible assets	105,000	—		105,000
Deferred tax assets, net	23,274	—		23,274
Other assets	1,157	—		1,157
Total assets	$1,137,639	$148,658		$1,286,297

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,323	—		$4,323
Accrued personnel-related expenses	3,871	—		3,871
Accrued interest payable	4,498	—		4,498
Accrued taxes	—	$55,921	(e)	55,921
Convertible subordinated notes due 2023, net of issuance costs	96,072	—		96,072
Other accrued liabilities	17,144	(125)	(c)	17,019
Total current liabilities	125,908	55,796		181,704
Long-term debt, net of discount and issuance costs	443,178	—		443,178
Lease liabilities, long-term	3,091	—		3,091
Stockholders’ equity:		—
Preferred stock	—	—		—
Common stock	697	—		697
Treasury stock	(393,829)	—		(393,829)
Additional paid-in capital	1,183,667	—		1,183,667
Accumulated deficit	(402,198)	207,844	(f)	(160,876)
		33,478	(g)
Total Innoviva stockholders’ equity	388,337	241,322		629,659
Noncontrolling interest	177,125	(61,223)	(h)	28,665
		(11,469)	(b)
		(42,290)	(c)
		(33,478)	(g)
Total stockholders’ equity	565,462	92,862		658,324
Total liabilities and stockholders’ equity	$1,137,639	$148,658		$1,286,297

INNOVIVA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Six Months Ended June 30, 2022

(In thousands, except per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
Royalty revenue from a related party, net of amortization of capitalized fees paid to a related party	$198,279	$(72,029)	(i)	$126,250
Operating expenses:
Research and development	19,722	—		19,722
General and administrative	18,274	(140)	(i)	18,134
Total operating expenses	37,996	(140)		37,856
Income from operations	160,283	(71,889)		88,394
Interest and dividend income	1,046	—		1,046
Other expense, net	(778)	—		(778)
Interest expense	(6,665)	—		(6,665)
Loss on debt extinguishment	(20,662)	—		(20,662)
Changes in fair values of equity and long-term investments, net	(68,011)	—		(68,011)
Income (loss) before income taxes	65,213	(71,889)		(6,676)
Income tax expense (benefit), net	5,984	(2,279)	(m)	(3,705)
Net income (loss)	59,229	(69,610)		(10,381)
Net income (loss) attributable to noncontrolling interest	42,517	(53,396)	(n)	(10,879)
Net income attributable to Innoviva stockholders	$16,712	$(16,214)		$498
Basic net income per share attributable to Innoviva stockholders	$0.24			$0.01
Diluted net income per share attributable to Innoviva stockholders	$0.24			$0.01
Shares used to compute Innoviva basic and diluted net income per share:
Shares used to compute basic net income per share	69,594			69,594
Shares used to compute diluted net income per share	94,692			69,671

INNOVIVA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2021

(In thousands, except per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
Royalty revenue from a related party, net of amortization of capitalized fees paid to a related party	$391,866	$(126,688)	(i)	$265,178
Operating expenses:
Research and development	576	—		576
General and administrative	16,187	(3,480)	(i)	15,636
		2,929	(j)
Total operating expenses	16,763	(551)		16,212
Gain on sale	—	266,694	(k)	266,694
Income from operations	375,103	140,557		515,660
Interest and dividend income	1,839	—		1,839
Other expense, net	(3,626)	—		(3,626)
Interest expense	(19,070)	—		(19,070)
Changes in fair values of equity and long-term investments, net	91,030	—		91,030
Income before income taxes	445,276	140,557		585,833
Income tax expense, net	76,439	55,921	(l)	128,442
		(3,918)	(m)
Net income	368,837	88,554		457,391
Net income (loss) attributable to noncontrolling interest	102,983	(103,012)	(n)	(33,507)
		(33,478)	(o)
Net income attributable to Innoviva stockholders	$265,854	$225,044		$490,898
Basic net income per share attributable to Innoviva stockholders	$3.24			$5.98
Diluted net income per share attributable to Innoviva stockholders	$2.87			$5.26
Shares used to compute Innoviva basic and diluted net income per share:
Shares used to compute basic net income per share	82,062			82,062
Shares used to compute diluted net income per share	94,310			94,310

INNOVIVA, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1)	Basis of presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company as adjusted to give effect to the Sale. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the Sale as if it were completed on January 1, 2021. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 gives effect to the Sale as if it were completed on June 30, 2022. The transaction accounting adjustments for the Sale consist of those necessary to account for the Sale.

(2)	Pro Forma Adjustments

The transaction accounting adjustments for the Sale are based upon available information and certain assumptions that management believes are reasonable.

a.	Reflects estimated cash proceeds from the Seller Equity of $277.5 million less cash transferred to the Buyer of $29.3 million, and estimated transaction costs of $2.9 million.
b.	Reflects quarterly cash distribution to noncontrolling interest holder on July 1, 2022.
c.	Reflects TRC’s remaining cash balance that was attributable to noncontrolling interest holder, in the amount of $42.3 million, net of expense reimbursements of $0.1 million, and was made contemporaneously with the Sale and in accordance with the Purchase Agreement.
d.	Reflects the royalty receivables transferred to the Buyer in the Sale.
e.	Reflects estimated $55.9 million of current tax payable due to the recognition of the tax gain on the Sale and related transaction costs.
f.	Reflects the adjustments to retained earnings as a result of the Sale calculated as follows:

Estimated proceeds of the Sale, net of payments to the Buyer and estimated transaction costs	$245,261
Royalty receivable transferred to the Buyer	(42,719)
Noncontrolling interest	61,223
Pre-tax gain of the Sale offset by transaction costs (1)	263,765
Estimated tax expense on the gain of the Sale offset by estimated transaction costs	(55,921)
After-tax gain of the Sale offset by transaction costs	$207,844

(1) Reflects $266.7 million related to the gain on the Sale offset by $2.9 million of transaction costs.

g.	Reflects the net impact of the transfer of TRC’s investments in certain private companies to the Company immediately prior to the Sale.
h.	Reflects the noncontrolling interest being removed as a result of the Sale.
i.	Reflects the elimination of TRC’s revenues and expenses for the six months ended June 30, 2022 and the year ended December 31, 2021 as a result of the Sale.
j.	Reflects estimated transaction costs of $2.9 million.
k.	Reflects the pre-tax gain of $266.7 million on the Sale. See (f) for further information.
l.	Reflects the estimated tax expense of $55.9 million on the net gain of the Sale. See (f) for further information.
m.	Reflects the estimated tax expense on the transaction related accounting adjustments, excluding the gain on the Sale offset by transaction costs.
n.	Reflects the impact to noncontrolling interest as if the Sale had occurred on January 1, 2021.
o.	Reflects the net impact to noncontrolling interest due to transfer of TRC’s investments in certain private companies to the Company prior to the Sale.